Exhibit 1.1

EXECUTION VERSION

ENDOLOGIX, INC.

(a Delaware corporation)

3.25% Convertible Senior Notes due 2020

UNDERWRITING AGREEMENT

Dated: October 27, 2015

ENDOLOGIX, INC.

(a Delaware corporation)

3.25% Convertible Senior Notes due 2020

UNDERWRITING AGREEMENT

October 27, 2015

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Endologix, Inc., a Delaware corporation (the “Company”), confirms its agreement with Piper Jaffray & Co. (the “Underwriter”) with respect to (i) the sale by the Company and the purchase by the Underwriter of the aggregate principal amount of $110,000,000 of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Initial Securities”) and (ii) the grant by the Company to the Underwriter of the option to purchase all or any part of an additional $15,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2020 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities are to be issued pursuant to an indenture dated as of December 10, 2013, as supplemented by a supplemental indenture to be dated as of November 2, 2015 (as so supplemented, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-207615) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be

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incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 9:00 a.m. (New York City time) on the business day immediately following the date of this Agreement.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

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SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company is eligible to offer the Securities on a registration statement on Form S-3 pursuant to the standards for Form S-3 that were in effect immediately prior to October 21, 1992. The Company meets the requirements for use of Form S-3 under the 1933 Act specified in the Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rule 5110(b)(7)(C)(i).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule

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424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information set forth in paragraphs sixteenth and seventeenth under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and paragraph nineteenth under the caption “Underwriting—Electronic Offer, Sale and Distribution of Notes” in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer, nor an “excluded issuer” as defined in Rule 164 of the 1934 Act Regulations.

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(vi) Independent Accountants. KPMG LLP, who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is, with respect to the Company and its subsidiaries, an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board. PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules of TriVascular Technologies, Inc. (“Teton”) and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is, with respect to Teton and its subsidiaries, an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of

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the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Securities and the Merger Agreement (as defined below); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Schedule C contains a complete list of all subsidiaries of the Company.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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(xiv) Authorization of the Securities and the Common Stock. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Credit Agreement Amendment. The Amendment to the Loan Agreement, dated as of July 21, 2015, by and between the Company and Bank of America, N.A., as amended or modified from time to time (the “Credit Agreement Amendment”), has been duly authorized and, when executed and delivered by the Company and its subsidiaries party thereto and, assuming due execution and delivery thereof by the other parties thereto, the Credit Agreement, as amended by the Credit Agreement Amendment will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xvi) Description of the Securities, the Common Stock, the Indenture and the Credit Agreement Amendment. The Securities, the Indenture and the Credit Agreement Amendment will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and the Securities and the Indenture will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xvii) Stock Options. The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof, in material compliance with (i) all applicable

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laws and (ii) the terms of the plans under which such Company Stock Options were issued and were recorded on the Company’s financial statements in accordance with generally accepted accounting principles, and no such grants involved any “back dating,” “forward dating,” “spring loading” or similar practices with respect to the effective date of grant.

(xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xix) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, including the U.S. Food and Drug Administration (the “FDA”) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Securities, the Merger Agreement and the Credit Agreement Amendment and the consummation of the transactions contemplated herein, in the Merger Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” and the issuance of the shares of Common Stock upon conversion of the Securities) and compliance by the Company with its obligations hereunder and under the Indenture, the Securities, the Merger Agreement the Credit Agreement Amendment have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

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(xxi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package and the Prospectus or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of the Securities or the consummation of the transactions contemplated by this Agreement or the Credit Agreement Amendment, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, state securities laws or the rules and regulations of the Nasdaq Stock Market LLC (“NASDAQ”).

(xxiv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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(xxv) Title to Property. The Company and its subsidiaries have good and marketable title or have valid rights to lease or otherwise use all real and personal property that is material to the business of the Company and its subsidiaries, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvi) Intellectual Property. The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, all Intellectual Property material to the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result, singly or in the aggregate, in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect; and (F) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the

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Company or any of its subsidiaries. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xxvii) FDA Compliance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries: (A) are and at all times have been in full compliance with all statutes, rules, regulations, or guidances applicable to the Company and its subsidiaries and the ownership, testing, research, design, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except where such non-compliance would not result, singly or in the aggregate, in a Material Adverse Effect; (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, registrations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) which has not been remedied by the Company and its subsidiaries or except where such noncompliance if not remedied would not, singly or in the aggregate, result in a Material Adverse Effect; (C) possess all Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Entity is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except where the failure to file, obtain, maintain or submit such documents would not result in a Material Adverse Effect.

(xxviii) Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries that are material to the Company and its subsidiaries taken as a whole were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812; the approved Investigational Device Exemption applications, and other applicable federal, state, local or foreign government or regulatory requirements, and the rules, regulations, requirements, and guidelines regarding human subject protections; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described

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or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries have received any notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted or being conducted by or on behalf of the Company or any of its subsidiaries that are material to the Company and its subsidiaries taken as a whole.

(xxix) Manufacturing Practices. All manufacturing operations performed by or on behalf of the Company and its subsidiaries are being conducted in all material respects in compliance with the Quality System regulation of the FDA and, to the extent applicable, counterpart regulations in the European Union and all other countries where compliance is required. The Company and its subsidiaries are in compliance in all material respects with all reporting requirements under Applicable Laws, including, but not limited to, medical device reports (as defined by 21 C.F.R. Part 803), reports of corrections and removals (as defined by 21 C.F.R. Part 806), and the reporting and recordkeeping requirements under the Quality System regulation of the FDA, and counterpart regulations and requirements in other countries where compliance is required.

(xxx) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings in which it is reasonably believed that no monetary sanctions in excess of $100,000 will be imposed.

(xxxi) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with

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management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (2) no fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls, and (3) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxii) Off-Balance Sheet Arrangements. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(xxxiii) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the Listing Rules of NASDAQ (the “NASDAQ Listing Rules”) and the Company’s Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the NASDAQ Listing Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(xxxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxv) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except, in each case, taxes or assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or where the failure to pay such taxes or assessments would not result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state,

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local or other law except where the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except, in each case, for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or where the failure to pay such taxes or assessments would not result in a Material Adverse Effect.

(xxxvi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxix) Continued Registration of Common Stock. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

(xl) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(xli) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xliii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriter.

(xliv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlv) Lock-Up Agreements. Each director and officer of the Company listed on Schedule E hereto has delivered to the Underwriter his or her executed written lock-up agreement in the form attached to this Agreement as Exhibit E hereto or in such form as may be approved in writing by the Underwriter. Schedule E lists all of the Company’s directors and officers pursuant to Section 16 of the 1934 Act.

(xlvi) Teton Representations. To the knowledge of the Company, all of the representations and warranties of Teton contained in Article III of that certain Agreement and Plan of Merger, dated October 26, 2015 (the “Merger Agreement”), by and among the Company, Teton Merger Sub, Inc., and Teton are true and correct, subject to the qualifications thereto set forth in such Merger Agreement. The Merger Agreement is in full force and effect as of the date hereof.

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(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A, subject to such adjustments as the Underwriter in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Securities, at the price set forth in Schedule A, which option may be exercised solely to cover over-allotments. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the amount of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by it.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the

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issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

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(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the 1933 Act Regulations. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act and the 1933 Act Regulations, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock issuable upon the conversion of the Securities on the Nasdaq Global Select Market.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other

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securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or any shares of Common Stock issuable upon conversion thereof, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) other than pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010, by and among the Company, Nepal Acquisition Corporation, Nellix, Inc. and the stockholders party thereto, (F) performance of obligations under the privately-negotiated capped call transactions that the Company entered into with Bank of America, N.A. on December 4, 2013 and December 5, 2013 or (G) other than pursuant to the Merger Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives, in writing, such extension.

(j) Lock-Up Agreements for Future Section 16 Officers or Directors. The Company shall cause each individual who becomes a Section 16 officer or director of the Company during the 90 days following the date of the Prospectus to execute an agreement substantially in the form of Exhibit E hereto.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(l) DTC. The Company will cooperate with the Underwriter to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(m) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule D hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Underwriter, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Underwriter with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel to the Underwriter shall object. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free

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writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriter and the Common Stock issuable upon conversion thereof, including any stock or other transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith (such fees and disbursements of counsel not to exceed $10,000 in the aggregate) and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Common Stock issuable upon conversion of the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities or the Common Stock issuable upon conversion of the Securities on the Nasdaq Global Select Market and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriter for all of its reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

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(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto.

(c) Opinion of Special Product Counsel for Company. At the Closing Time, the Underwriter shall have received (i) the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, special product counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B-1 hereto and (ii) the favorable tax-related opinion, dated the Closing Time, of Latham & Watkins LLP, special product counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B-2 hereto.

(d) Opinion of Intellectual Property Counsel for Company. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Knobbe Martens Olson & Bear LLP, special intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit C hereto.

(e) Opinion of Intellectual Property Counsel for Teton. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of (i) Anderson IP, Inc., intellectual property counsel for Teton, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit D-1 hereto and (ii) Hoffman & Baron LLP, intellectual property counsel for Teton, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit D-2.

(f) Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Goodwin Procter LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

(g) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the chief executive officer of the Company and of the chief financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be

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performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, there shall have been furnished to the Underwriter (i) a certificate, dated the date of this Agreement or the Closing Time, as the case may be, and addressed to the Underwriter, signed by the chief financial officer of the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit F-1 hereto and (ii) a certificate, dated the date of this Agreement or the Closing Time, as the case may be, and addressed to the Underwriter, signed by the chief financial officer of Teton, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit F-2 hereto.

(i) Regulatory Certificate. At the Closing Time, there shall have been furnished to the Underwriter a certificate, dated the Closing Time and addressed to the Underwriter, signed by the vice president, regulatory, quality and clinical affairs officer, to the effect that, to the best of her knowledge, the representations and warranties of the Company contained in Sections 1(a)(xix)(C) (solely with respect to the FDA), 1(a)(xxvi), 1(a)(xxviii) and 1(a)(xix) herein are true and correct, as if made at and as of the Closing Time.

(j) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from (1) KPMG LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus examined by them relating to the Company and (2) PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus examined by PricewaterhouseCoopers LLP relating to Teton.

(k) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from (1) KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(k)(1), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time and (2) PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(k)(2), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) Approval of Listing. At the Closing Time, the Common Stock issuable upon conversion of the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(m) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule E hereto and each such agreement shall remain in full force and effect.

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(n) Credit Agreement Amendment: At the Closing Time, the Underwriter shall have received a copy of the fully executed Credit Agreement Amendment, and such agreement shall be in full force and effect.

(o) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer and of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h)(i) hereof remains true and correct as of such Date of Delivery and a certificate, dated such Date of Delivery, of the chief financial officer of Teton confirming that the certificate delivered at the Closing Time pursuant to Section 5(h)(ii) hereof remains true and correct as of such Date of Delivery.

(iii) Regulatory Certificate. A certificate, dated such Date of Delivery, of the vice president, regulatory, quality and clinical affairs officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Underwriter, the favorable opinion of Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, together with the favorable opinions of Latham & Watkins LLP, special product counsel for the Company, and Knobbe Martens Olson & Bear LLP, special intellectual property counsel for the Company, each in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b), Section 5(c) and Section 5(d) hereof, respectively.

(iv) Opinion of IP Counsel for Teton. If requested by the Underwriter, the favorable opinion of Anderson IP, Inc., intellectual property counsel for Teton, together with the favorable opinion of Hoffman & Baron LLP, intellectual property counsel for Teton, each in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(e) hereof.

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(v) Opinion of Counsel for Underwriter. If requested by the Underwriter, the favorable opinion of Goodwin Procter LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vi) Bring-down Comfort Letter. If requested by the Underwriter, a letter from (1) KPMG LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(j)(1) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery and (2) PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(j)(2) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(q) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in

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person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified

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parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14, and 15 shall survive such termination and remain in full force and effect.

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SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Piper Jaffray at 800 Nicollet Mall, Minneapolis, Minnesota 55402, attention of Debt Capital Markets (facsimile: (612) 303-1070), with a copy to General Counsel (facsimile: (612) 303-1068) and a copy (which shall not constitute notice) to Goodwin Procter, LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, attention James P. Barri (facsimile: (212) 355-3333); notices to the Company shall be directed to it at 2 Musick, Irvine, CA, 92618, Attention: Chief Financial Officer (facsimile: (949) 595-7309), with a copy (which shall not constitute notice) to Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, attention Lawrence B. Cohn (facsimile: (949) 725-4100).

SECTION 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Underwriter does not have any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

28

SECTION 15. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Signature Pages Follow

29

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

Very truly yours,

ENDOLOGIX, INC.

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

CONFIRMED AND ACCEPTED, as of the date first above written:

PIPER JAFFRAY & CO.

By:	/s/ Martin C. Alvarez
Name: Martin C. Alvarez
Title: Managing Director

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

SCHEDULE A

The initial public offering price of the Securities shall be 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Underwriter for the Securities shall be 97.25% of the principal amount thereof.

The interest rate on the Securities shall be 3.25% per annum.

Name of Underwriter	Principal Amount of Securities
Piper Jaffray & Co.	$110,000,000
Total	$110,000,000

Sch A-1

SCHEDULE B

Free Writing Prospectuses

1.	Final Term Sheet in the form set forth on Schedule D

Sch B - 1

SCHEDULE C

Subsidiaries

1.	CVD/RMS Acquisition Corp., a Delaware corporation.

2.	Nellix, Inc., a Delaware corporation.

3.	ELGX International Holdings GP, a Cayman Islands company.

4.	Endologix International Holdings B.V., a Dutch corporation.

5.	Endologix International B.V., a Dutch corporation.

6.	Endologix New Zealand Co., a New Zealand unlimited liability company.

7.	Endologix Bermuda L.P., a Bermuda partnership.

8.	Endologix Italia S.r.l., an Italian corporation.

9.	Teton Merger Sub, Inc., a Delaware corporation.

Sch C - 1

SCHEDULE D

Final Term Sheet

Endologix, Inc.

3.25% Convertible Senior Notes due 2020

The information in this pricing term sheet relates to Endologix, Inc.’s offering (the “Offering”) of its 3.25% Convertible Senior Notes due 2020 (the “Notes”) and should be read together with the preliminary prospectus supplement dated October 26, 2015 (including the documents incorporated by reference therein and the base prospectus dated October 26, 2015 in respect thereof) relating to the Offering (the “Preliminary Prospectus Supplement”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Endologix, Inc. (NASDAQ: ELGX)

Securities Offered:	3.25% Convertible Senior Notes due 2020.

Offering Size:	$110,000,000 aggregate principal amount (or $125,000,000 aggregate principal amount if the underwriter exercises its over-allotment option in full)

Public Offering Price:	100% of the principal amount, plus accrued interest, if any, from the Settlement Date

Underwriting Discount:	2.75% of the principal amount

Use of Proceeds:

The Issuer estimates that the net proceeds from the Offering, after deducting estimated expenses payable by the Issuer and the underwriter’s discount, will be approximately $106.5 million (or approximately $121.1 million if the underwriter exercises its over-allotment option in full).

The Issuer expects to use approximately $56 million of the net proceeds from the offering to repay indebtedness of TriVascular contemporaneously with the consummation of the TriVascular merger. To the extent the holders of convertible indebtedness of TriVascular do not convert their indebtedness into TriVascular common stock prior to or in connection with the consummation of the TriVascular merger, the Issuer intends to use an additional $10 million of the net proceeds to repurchase such convertible indebtedness. The Issuer expects to use the remainder of the net proceeds, or, if the TriVascular merger does not close, all of the net proceeds to finance the commercialization of its products, for working capital and other general corporate purposes. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Maturity:	November 1, 2020, unless earlier purchased, redeemed or converted

Interest Rate:	3.25% per annum payable semiannually in arrears in cash and accruing from November 2, 2015 or from the most recent date to which interest has been paid or duly provided for

Interest Payment Dates:	May 1 and November 1, beginning May 1, 2016

Optional Redemption:	The Issuer may not redeem the Notes prior to November 1, 2018. On or after November 1, 2018, the Issuer may redeem for cash all or any portion of the Notes, at its option, but only if the closing sale price of the Issuer’s common stock (the “Common Stock”) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which it provides notice of redemption, exceeds 130% of the conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Sch D - 1

NASDAQ Last Reported Sale Price on October 27, 2015:	$8.77 per share of the Common Stock

Initial Conversion Rate:	89.4314 shares of Common Stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $11.18 per share of Common Stock

Conversion Premium:	Approximately 27.5% above the NASDAQ Last Reported Sale Price on October 27, 2015

Available Shares:

As of the date of this pricing term sheet, the Issuer has sufficient authorized and unissued shares not reserved for other purposes to satisfy conversions of approximately $40.8 million principal amount of Notes solely in shares of Common Stock (plus cash in lieu of fractional shares), including the delivery of any additional shares of Common Stock in connection with a make-whole adjustment event with respect to such principal amount of Notes. Accordingly, the Preliminary Prospectus Supplement will be changed by (i) deleting the parenthetical “(assuming the maximum make-whole adjustment)” on page S-43 thereof (as well as making any additional conforming changes consistent with such deletion) and (ii) deleting the second sentence of the second paragraph on page S-61 thereof and replacing it with the following (as well as making any additional conforming changes consistent with such deletion and replacement):

“As of the first original issuance date of the notes offered hereby, we will have reserved shares of our common stock for the purpose of satisfying conversions of the notes and expect that number of shares to be sufficient to satisfy conversions of approximately $40.8 million principal amount of notes through stock settlement (including any required delivery of additional shares of our common stock in connection with a make-whole adjustment event).”

Certain Capitalization Numbers:

As a result of the change in offering size from the offering size reflected in the Preliminary Prospectus Supplement, certain financial measures given on an “adjusted basis” or “pro forma as adjusted basis” in the Preliminary Prospectus Supplement will be changed, including:

•       As adjusted “cash and cash equivalents” and pro forma as adjusted “cash and cash equivalents,” in each case, as of June 30, 2015, will each be reduced by approximately $40.0 million from their stated amounts in the Preliminary Prospectus Supplement;

•       As adjusted “total long-term debt” and pro forma as adjusted “total long-term debt,” in each case, as of June 30, 2015, will each be reduced by $40 million from their stated amounts in Preliminary Prospectus Supplement;

•       As adjusted “notes offered hereby” and pro forma as adjusted “notes offered hereby,” in each case, as of June 30, 2015, will each be reduced by $40 million from their stated amounts in the Preliminary Prospectus Supplement; and

•       As adjusted “total capitalization” and pro forma as adjusted “total capitalization,” in each case, as of June 30, 2015, will each be reduced by $40 million from their stated amounts in Preliminary Prospectus Supplement.

In addition, other conforming changes will be made to the Preliminary Prospectus Supplement to reflect the change in offering size from the offering size reflected in the Preliminary Prospectus Supplement.

Sch D - 2

Make-Whole Premium Upon Conversion Upon a Make-Whole Adjustment Event:	If certain corporate events as described in the Preliminary Prospectus Supplement occur at any time prior to the stated maturity date, or if the Issuer delivers a notice of redemption, each of which is referred to as a “make-whole adjustment event,” the conversion rate for any Notes converted following such make-whole adjustment event will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of Common Stock. The number of additional shares will be determined by reference to the following table and is based on the effective date of such make-whole adjustment event and the applicable “stock price” (as defined in the Preliminary Prospectus Supplement) per share of Common Stock for the make-whole adjustment event:

	Stock Price
Effective Date	$8.77	$9.50	$10.00	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00
November 2, 2015	24.5936	21.0179	18.9960	8.6973	5.1975	3.5172	2.5137	1.3318	0.6392	0.1792
November 1, 2016	24.5936	19.7316	17.6020	7.3500	4.2675	2.8796	2.0660	1.1078	0.5434	0.1675
November 1, 2017	24.5936	18.4568	16.1500	5.8533	3.2760	2.2140	1.5997	0.8703	0.4372	0.1483
November 1, 2018	24.5936	17.1747	14.5610	4.1287	2.2195	1.5184	1.1090	0.6128	0.3158	0.1175
November 1, 2019	24.5936	15.8421	12.6150	2.0880	1.1165	0.7864	0.5807	0.3255	0.1720	0.0693
November 1, 2020	24.5936	15.8316	10.5690	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•       between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•       in excess of $60.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•       less than $8.77per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, the Issuer may not increase the conversion rate to more than 114.0250 shares per $1,000 principal amount of Notes, though the Issuer will adjust such number of shares for the same events for which the Issuer must adjust the conversion rate as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

Sch D - 3

Trade Date:	October 28, 2015

Settlement Date:	November 2, 2015

CUSIP/ISIN:	29266S AB2 / US29266SAB25

Sole Underwriter:	Piper Jaffray & Co.

The Issuer has filed a registration statement including a prospectus and a preliminary prospectus supplement with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch D - 4

SCHEDULE E

List of Persons and Entities Subject to Lock-up

1.	Daniel Lemaitre

2.	John McDermott

3.	Guido J. Neels

4.	Gregory D. Waller

5.	Thomas C. Wilder, III

6.	Thomas F. Zenty, III

7.	Todd Abraham

8.	Joseph A. DeJohn

9.	Charles Love

10.	James E. Machek

11.	Robert D. Mitchell

12.	David M. Jennings

13.	Vaseem Mahboob

14.	Leslie V. Norwalk

15.	Jose A. Lima

16.	Amanda L. DePalma

Sch E - 1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

We have acted as special counsel for Endologix, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated October 27, 2015 (the “Underwriting Agreement”) with you (the “Underwriter”), under which the Underwriter has agreed to purchase from the Company $110,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2020 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated December 10, 2013 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture dated November 2, 2015 (together with the Base Indenture, the “Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and are convertible on the terms set forth in the Indenture into cash and/or shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Underlying Securities”).

We have participated in (i) the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-207615) (including documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated or deemed to be incorporated by reference therein (the “Incorporated Documents”)), which was originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2015 under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”) relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, (ii) the prospectus included in the registration statement (including the Incorporated Documents) relating to the Shelf Securities and dated October 26, 2015 (the “Base Prospectus”), (iii) the preliminary prospectus supplement dated October 26, 2015 relating to the Securities filed with the Commission on October 26, 2015 under Rule 424(b) of the Rules and Regulations (together with the Base Prospectus, the “Preliminary Prospectus”), (iv) the “issuer free writing prospectus” (as defined in Rules 405 and 433 of the 1933 Act Regulations) set forth in Schedule B to the Underwriting Agreement filed with the Commission on October 28, 2015, (v) the prospectus supplement relating to the Securities dated October 27, 2015 filed with the Commission on October 28, 2015 under Rule 424(b) of the Rules and Regulations (together with the Base Prospectus, the “Prospectus”). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is referred to as the “Registration Statement.” The Preliminary Prospectus, together with the information set forth in Schedule B to the Underwriting Agreement, is hereinafter called the “General Disclosure Package.” The Securities have been registered with the Commission under the 1933 Act and the 1933 Act Regulations pursuant to the Registration Statement. The Registration Statement was declared effective immediately upon filing on October 26, 2015.

This opinion is being delivered pursuant to Section 5(b) of the Underwriting Agreement. Unless specifically defined herein or unless the context requires otherwise, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Underwriting Agreement and the documents required or contemplated thereby, there are no other documents or agreements between the Company and the Underwriter which would expand or otherwise modify the respective rights and obligations of the Company and the Underwriter as set forth in the Underwriting Agreement and the documents required or contemplated thereby. We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto, other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Underwriting Agreement and the other documents and certificates delivered in connection therewith, certificates of officers of the Company, and certificates and advices of public officials. Although we have not independently verified the accuracy of such representations and certifications, we have no actual knowledge of any material misstatement or inaccuracy therein, and we have no reason to believe that you are not justified in relying on any such opinions or certificates.

Whenever a statement herein is qualified by “known to us,” “to our current actual knowledge,” or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

1. The Company has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect. The Company has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, in the General Disclosure Package and in the Prospectus.

2. The statements made in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to summarize the terms of the Common Stock (including the Common Stock issuable upon conversion of the Securities), collectively provide an accurate summary of the terms of the Common Stock in all material respects.

3. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. To our knowledge, except as otherwise stated in the Registration Statement, in the General Disclosure Package or in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

4. To our knowledge, except as otherwise stated in the Registration Statement, in the General Disclosure Package or in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to us to which the

Company is a party or by which the Company is bound. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

5. The Registration Statement has become effective under the 1933 Act and, to our current actual knowledge, (A) no stop order suspending the effectiveness of the Registration Statement has been issued, and (B) no proceeding for that purpose has been instituted or threatened by the Commission.

6. To our knowledge, the descriptions in the Registration Statement, in the General Disclosure Package and in the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown. To our knowledge, there are no statutes, regulations, legal and governmental proceedings, or contracts or other documents required to be described in the General Disclosure Package or in the Prospectus (or required to be filed under the 1934 Act if upon such filing they would be incorporated in whole or in part, by reference therein), or included as exhibits to the Registration Statement, that are not described or included as required.

7. To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any Governmental Entity, which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

8. (A) the Registration Statement (excluding Incorporated Documents), at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B of the 1933 Act Regulations), and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, complied as to form, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations, except that, in each case, we express no opinion with respect to the financial statements or other financial data contained in or omitted from the Registration Statement or the Prospectus. At the time of filing of the Registration Statement, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.

9. Each Incorporated Document (other than the financial statements or other financial data included therein, as to which we express no opinion) incorporated or deemed to be incorporated by reference in the Registration Statement, in the General Disclosure Package and in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the 1934 Act.

10. The Company has all corporate power and authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

11. The Company has all corporate power and authority to enter into the Indenture, and the Indenture has been duly and validly authorized, executed and delivered by the Company.

12. The Company has all corporate power and authority to enter into the Securities, and the Securities have been duly and validly authorized, executed and delivered by the Company.

13. The shares of Common Stock initially issuable upon conversion of the Securities (the “Shares”) have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion of the Securities and, assuming issuance of the Shares upon conversion of the Securities on the date hereof in accordance with the terms of the Securities and the Indenture, would be validly issued, fully paid and non-assessable and free of preemptive rights arising from the certificate of incorporation or the bylaws of the Company or under the General Corporation Law of the State of Delaware.

14. The execution, delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated by the Underwriting Agreement, the Indenture and the General Disclosure Package will not (A) contravene the certificate of incorporation or by-laws of the Company, (B) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule or regulation applicable to the Company, or any agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 or Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, or (C) result in a violation of any order or decree known to us issued by any court or Governmental Entity having jurisdiction over the Company or any of its properties.

15. Except for such consents, approvals, authorizations, registrations or qualifications as may be required under federal or state securities or blue sky laws, no consent, approval, authorization or order of, or qualification or filing with, any court or Governmental Entity having jurisdiction over the Company or any of its properties is required with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities.

16. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

In connection with our participation in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein (except to the extent set forth in paragraphs (2) and (6) above, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, General Disclosure Package or Prospectus (except to the extent set forth in paragraphs (2) and (6) above). However, on the basis of our examination and our participation in conferences with certain officers of the Company, its independent registered public accounting firm and representatives thereof and representatives of the Underwriter and the Underwriter’s counsel in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus at which the contents of such documents were discussed, nothing has come to our attention which would cause us to believe that, insofar as relevant to the offering of the Securities, (A) the Registration Statement, at the time it became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B of the 1933 Act Regulations) or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make such statements therein not misleading, (B) the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) the Prospectus, as of its issue date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no opinion with respect to the financial statements or other financial data derived from such financial statements contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus.

We call your attention to the fact that the Underwriting Agreement, the Indenture and the Securities state that they are governed by and construed in accordance with the laws of the State of New York and that we are not rendering any opinion with respect to the laws of the state of New York. We have not examined the question of what law would govern the interpretation or enforcement of the Underwriting Agreement, the Indenture or the Securities. We have with your permission assumed for the purposes of this opinion that the internal laws of the State of New York are identical in all respects to the internal laws of the State of California.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

This opinion is furnished to you in connection with the transactions contemplated by the Underwriting Agreement and is solely for your benefit, and may not be relied upon by any other person or for any other purpose without our prior written consent.

Exhibit B-1

FORM OF OPINION OF COMPANY’S SPECIAL PRODUCT COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

We have acted as special product counsel to Endologix, Inc., a Delaware corporation (the “Company”), in connection with the sale to you, the “Underwriter,” by the Company of $110,000,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Notes”), [which includes $15,000,000 aggregate principal amount of the Notes pursuant to your exercise of the option to purchase additional notes in full on __, 2015,] pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2015 (Registration No. 333-207615) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated October 26, 2015 (the “Base Prospectus”), a preliminary prospectus supplement, dated October 26, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), each of the documents that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit B hereto (the “Specified IFWP”), a final prospectus supplement, dated October 27, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated October 27, 2015 (the “Underwriting Agreement”), between you and the Company. The Notes are being issued pursuant to a base indenture, dated December 10, 2013 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto, dated the date hereof, between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes are convertible, in accordance with their terms and the terms of the Indenture, into cash, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election subject to certain conditions specified in the Supplemental Indenture. The reports and proxy and registration statements filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 5(c) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus;

(b)	the Indenture and the form of Note (together, the “Operative Documents”); and

(c)	the Amended and Restated Certificate of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date, and certain resolutions of the Board of Directors of the Company and its pricing committee in connection with the offering of the Notes.

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Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of corporate convertible debt securities. Various matters concerning Delaware and California law, as well as various general corporate and disclosure matters, are addressed in the opinion of Stradling Yocca Carlson & Rauth, P.C., which has been separately provided to you. We express no opinion with respect those matters and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2. The Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The statements in the Preliminary Prospectus (taken together with the Specified IFWP) and the Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, are accurate summaries or descriptions in all material respects.

4. The execution and delivery by the Company of the Underwriting Agreement and the Indenture, and the issuance and sale of the Notes by the Company to the Underwriter pursuant to the Underwriting Agreement and the Indenture, do not, as of the date hereof:

(i)	violate any New York statute, rule or regulation applicable to the Company; or

(ii)	require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

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The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy and (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 7.08 of the Supplemental Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations and (j) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion or confirmation as to federal or state securities laws, tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed (a) that the Operative Documents and the Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (b) that the Operative Documents and the Underwriting Agreement constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Operative Documents and the Underwriting Agreement as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein.

This letter is furnished only to you in your capacity as the Underwriter under the Underwriting Agreement and is solely for the benefit of the Underwriter in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.

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Exhibit B-2

FORM OF TAX OPINION OF COMPANY’S SPECIAL PRODUCT COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

We have acted as special product counsel to Endologix, Inc., a Delaware corporation (the “Company”), in connection with the sale to you, the “Underwriter” by the Company of $110,000,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Notes”), [which includes $15,000,000 aggregate principal amount of the Notes pursuant to your exercise of the option to purchase additional notes in full on __,2015,] pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2015 (Registration No. 333-207615) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated October 26, 2015 (the “Base Prospectus”), a preliminary prospectus supplement, dated October 26, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), each of the documents that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit B hereto (the “Specified IFWP”), a final prospectus supplement, dated October 27, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated October 27, 2015 (the “Underwriting Agreement”), between you and the Company. The Notes are being issued pursuant to a base indenture, dated December 10, 2013 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto, dated the date hereof, between the Company and the Trustee. This letter is being delivered to you pursuant to Section 5(c) of the Underwriting Agreement.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Preliminary Prospectus, the Specified IFWP and the Prospectus. In addition, in our capacity as counsel to the Company, we have made such factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus, the Specified IFWP and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus (taken together with the Specified IFWP) and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or any other jurisdiction, or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that

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future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Preliminary Prospectus and the Prospectus or any other documents we reviewed in connection with the transactions referenced in the first paragraph may affect the conclusions stated herein.

This letter is furnished only to you in your capacity as the Underwriter under the Underwriting Agreement and is solely for the benefit of the Underwriter in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.

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Exhibit C

FORM OF OPINION OF COMPANY’S INTELLECTUAL PROPERTY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

We have served as intellectual property counsel for Endologix, Inc. (“Endologix” or the “Company”) with respect to certain intellectual property matters relating to endoluminal stent grafts and their associated delivery catheters, which are both used for the treatment of abdominal aortic aneurysms (“AAA”). All statements and opinions in this letter are expressly limited to the matters listed in Exhibit A, and shall not be construed to extend to any other matters. We have represented the Company only with respect to certain intellectual property matters. We have not represented Endologix in matters before the Securities and Exchange Commission. The scope of this opinion is limited accordingly. This opinion is being delivered pursuant to Section 5(d) of the underwriting agreement dated October 27, 2015 (the “Underwriting Agreement”) between the Company and Piper Jaffray & Co., as representative of the Underwriter, relating to the sale by the Company of its Convertible Senior Notes due 2020. Unless specifically defined herein, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.

For the purpose of this opinion, the terms “know,” “known,” or “knowledge” refer to the actual knowledge by us, as well as the knowledge arising from our review of documents and materials relevant to the matters addressed in the paragraphs below, and the knowledge arising from our inquiry of any employee or officer of the Company familiar with a matter to which this opinion pertains; however, we have not affirmatively inquired of the Company into the truth of the matters represented to us. For the purpose of this opinion, the term “material” shall have the meaning given to it in Rule 405 of the Securities Act of 1933, as amended (the “Act”). As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to verify independently such matters.

We have not reviewed any confidentiality or employment, or assignment of invention agreements of the Company. Thus, with regard to our opinion below, our opinion specifically excludes representations regarding such confidentiality, employment, and assignment of invention agreements and the content of such confidentiality, employment, and assignment of invention agreements, if any such agreements exist.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. In addition, the opinions expressed herein are as of the date of this letter and we do not undertake any obligation to update our opinions in view of future events.

It is our opinion that:

1. We have reviewed (i) the portions of the Company’s Annual Report Form 10-K for the year ended December 31, 2014, as filed on March 2, 2015 under the headings (A) “Item 1. Business-Patents and Proprietary Information,” (B) “Item 1A Risk Factors-Risks Related to Our Business-If we are unable to protect our intellectual property, our business may be negatively affected,” (C) “Item 1A. Risk Factors-Risks Related to Our Business- The medical device industry is subject to extensive patent litigation, and if our products or processes infringe upon the intellectual property of third parties, the sale of our products may be challenged and we may have to defend costly and time-consuming infringement claims” and (D)

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“Item 3 Legal Proceedings—Note 8 of the Consolidated Financial Statements – Legal Matters—Cook Incorporated v. Endologix, Inc.” (including the information incorporated therein by reference, collectively, the “IP Disclosure”), all of which is incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus. Insofar as such statements constitute a summary of the Company’s patents and applications listed in Exhibit A, such statements fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings relating to such patents and applications described therein.

2. Nothing has come to our attention that would lead us to believe that (A) the information regarding intellectual property matters described in the IP Disclosure in the Registration Statement at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B of the Rules and Regulations) or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make such statements therein not misleading, (B) the information regarding intellectual property matters described in the IP Disclosure in the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) the information regarding intellectual property matters described in the IP Disclosure in the Prospectus, as of its issue date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case we express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein and that the beliefs with respect to the information regarding intellectual property matters described herein do not apply and may change depending upon the circumstances after the date of this letter.

3. The Company or its predecessor company is listed on the records at the United States Patent Office (“USPTO”) as the assignee of record for each of the patents, patent applications, trademarks, trademark registrations, and trademark applications listed in Exhibit A excluding U.S. Patent No. 8,945,202 and U.S. Patent Application 14/581,675.

4. To our knowledge, except for the matters listed in Exhibit A and for routine patent and trademark office proceedings in the USPTO and certain foreign patent and trademark offices with respect to the matters listed in Exhibit A, (a) there are no legal or governmental proceedings pending relating to any intellectual property rights of the Company, (b) there are no legal or government proceedings pending against the Company relating to any intellectual property rights of any third party, and (c) we have received no indication that any such proceedings are threatened or contemplated by governmental authorities or others.

5. To our knowledge, there are no material defects in form in the preparation or filing of U.S. patent applications prepared and filed by us and listed in Exhibit A.

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Exhibit D-1

FORM OF OPINION OF TETON’S INTELLECTUAL PROPERTY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

We have served as intellectual property counsel for TriVascular, Inc. (“TriVascular” or the “Company”), a wholly-owned subsidiary of TriVascular Technologies, Inc., with respect to certain intellectual property matters relating to endoluminal stent grafts and their associated delivery systems, which are both used for the treatment of abdominal aortic aneurysms (“AAA”). We are issuing this opinion pursuant to Section 5(e) of that certain Underwriting Agreement between Endologix, Inc. and Piper Jaffray & Co., dated October 27, 2015 (the “Agreement”), at the request of the Company. All statements and opinions in this letter are expressly limited to the matters listed in Schedule A, attached, and shall not be construed to extend to any other matters. We have represented the Company only with respect to certain intellectual property matters. The scope of this opinion is limited accordingly.

For the purpose of this opinion, the terms “know,” “known,” or “knowledge” refer to the actual knowledge by us, as well as the knowledge arising from our review of documents and materials relevant to the matters addressed in the paragraphs below, and the knowledge arising from our inquiry of any employee or officer of the Company familiar with a matter to which this opinion pertains; however, we have not affirmatively inquired of the Company into the truth of the matters represented to us. As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to verify independently such matters.

We have not reviewed any confidentiality or employment, or assignment of invention agreements of the Company. Thus, with regard to our opinion below, our opinion specifically excludes representations regarding such confidentiality, employment, and assignment of invention agreements and the content of such confidentiality, employment, and assignment of invention agreements, if any such agreements exist.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. In addition, the opinions expressed herein are as of the date of this letter, and we do not undertake any obligation to update our opinions in view of future events.

It is our opinion that:

1. The Company or its predecessor company is listed on the records at the United States Patent Office (“USPTO”) as the assignee of record for each of the patents, patent applications, or trademarks listed in Schedule A, excepting certain recently filed patent matters for which processing of the associated assignment documents is in progress.

2. To our knowledge, except for the matters listed in attached Schedule A and for routine patent and trademark office proceedings in the USPTO and certain foreign patent and trademark offices with respect to the matters listed in Schedule A, (a) there are no legal or governmental proceedings pending relating to any intellectual property rights of the Company, (b) there are no legal or government proceedings pending against the Company relating to any intellectual property rights of any third party, and (c) we have received no indication that any such proceedings are threatened or contemplated by governmental authorities or others.

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3. To our knowledge, there are no material defects in form in the preparation or filing of U.S. patent applications prepared and filed by us and listed in attached Schedule A.

This letter is rendered solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person or entity. Copies of this letter may not be circulated or furnished to any other person or entity and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.

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Exhibit D-2

FORM OF OPINION OF TETON’S INTELLECTUAL PROPERTY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

We have served as intellectual property counsel for TriVascular, Inc. (“TriVascular” or the “Company”), a wholly-owned subsidiary of TriVascular Technologies, Inc., with respect to certain intellectual property matters relating to endoluminal stent grafts and their associated delivery systems, which are both used for the treatment of abdominal aortic aneurysms (“AAA”). We are issuing this opinion pursuant to Section 5(e) of that certain Underwriting Agreement between Endologix, Inc. and Piper Jaffray & Co., dated October 27, 2015 (the “Agreement”), at the request of the Company. All statements and opinions in this letter are expressly limited to the matters listed in Schedule A, attached, and shall not be construed to extend to any other matters. We have represented the Company only with respect to certain intellectual property matters. The scope of this opinion is limited accordingly.

For the purpose of this opinion, the terms “know,” “known,” or “knowledge” refer to the actual knowledge by us, as well as the knowledge arising from our review of documents and materials relevant to the matters addressed in the paragraphs below, and the knowledge arising from our inquiry of any employee or officer of the Company familiar with a matter to which this opinion pertains; however, we have not affirmatively inquired of the Company into the truth of the matters represented to us. As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to verify independently such matters.

We have not reviewed any confidentiality or employment, or assignment of invention agreements of the Company. Thus, with regard to our opinion below, our opinion specifically excludes representations regarding such confidentiality, employment, and assignment of invention agreements and the content of such confidentiality, employment, and assignment of invention agreements, if any such agreements exist.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. In addition, the opinions expressed herein are as of the date of this letter, and we do not undertake any obligation to update our opinions in view of future events.

It is our opinion that:

1. The Company or its predecessor company is listed on the records at the United States Patent Office (“USPTO”) as the assignee of record for each of the patents, patent applications, or trademarks listed in Schedule A, excepting certain recently filed patent matters for which processing of the associated assignment documents is in progress.

2. To our knowledge, except for the matters listed in attached Schedule A and for routine patent and trademark office proceedings in the USPTO and certain foreign patent and trademark offices with respect to the matters listed in Schedule A, (a) there are no legal or governmental proceedings pending relating to any intellectual property rights of the Company, (b) there are no legal or government proceedings pending against the Company relating to any intellectual property rights of any third party, and (c) we have received no indication that any such proceedings are threatened or contemplated by governmental authorities or others.

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3. To our knowledge, there are no material defects in form in the preparation or filing of U.S. patent applications prepared and filed by us and listed in attached Schedule A.

This letter is rendered solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person or entity. Copies of this letter may not be circulated or furnished to any other person or entity and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.

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Exhibit E

FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 5(m)

October __, 2015

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Re:	Proposed Public Offering by Endologix, Inc.

Dear Sirs:

The undersigned, a stockholder, an officer and/or a director of Endologix, Inc., a Delaware corporation (the “Company”), understands that Piper Jaffray & Co. (“Piper Jaffray”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of $110,000,000 aggregate principal amount of the Company’s Convertible Senior Notes due 2020 (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Piper Jaffray that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Piper Jaffray, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Piper Jaffray, provided that (1) Piper Jaffray receives a signed lock-up agreement for the balance of the Lock-up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

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(iii)	to the legal representatives or a member of the immediate family of the undersigned by will or intestate succession; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may transfer the Lock-Up Securities without the prior written consent of Piper Jaffray (a) to exercise stock options held by the undersigned as of the date hereof, through the surrender to the Company of shares of Common Stock, provided that any shares of Common Stock received by such person upon such net issuance shall be subject to the restrictions provided for in this lock-up agreement, or (b) in connection with the partial or full settlement of any withholding tax obligation of the undersigned, through the surrender or forfeiture to the Company of shares of Common Stock, accruing upon the exercise of any stock options outstanding on the date hereof.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Piper Jaffray waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Name:

E-2

Exhibit F-1

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE OF THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(h)(i)

This certificate (this “Certificate”) is delivered pursuant to Section 5(h)(i) of the Underwriting Agreement (the “Underwriting Agreement”), dated as of October 27, 2015, between Endologix, Inc., a Delaware corporation (the “Company”), and Piper Jaffray & Co. (“Piper”) in connection with the offer and sale (the “Offering”) of $110,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2020 of the Company. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Underwriting Agreement.

I, Vaseem Mahboob, the Chief Financial Officer of the Company, hereby certify on behalf of the Company, in my capacity as Chief Financial Officer and not in my individual capacity, that:

1.	I have reviewed the Registration Statement, the General Disclosure Package and the Prospectus.

2.	I am familiar with the financial, accounting, operations and record systems of the Company and its subsidiaries.

3.	The Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the Company’s applicable internal controls over financial reporting.

4.	As of __, 2015 [(the “Pricing Date”)][(the “Closing Date”)], there were no financial statements of the Company available as of any date or for any period subsequent to September 30, 2015.

5.	I have reviewed the financial data and accounting records of the Company for the period from July 1, 2015 to September 30, 2015.

6.	Based on my review of the Company’s financial data and accounting records, I hereby confirm that:

a.	(i) at September, 30, 2015, there was no change in the capital stock, increase in consolidated long-term debt or decrease in consolidated net current assets or consolidated stockholders’ equity of the Company as compared with the amounts shown in the June 30, 2015 unaudited condensed consolidated balance sheet of the Company incorporated by reference in the [General Disclosure Package][Prospectus], except that the unaudited condensed consolidated balance sheet as of September 30, 2015 showed an increase in capital stock of 21,181 shares, an increase in consolidated long-term debt of approximately $896,000, a decrease in consolidated net current assets of approximately $673,000 and a decrease in consolidated stockholders’ equity of approximately $7,743,000 or (ii) for the period from July 1, 2015 to September 30, 2015, there was no decrease, as compared to the corresponding period in the preceding year, in consolidated total net revenues or in the total or per share amounts of consolidated net income, except in all instances for changes, increases or decreases that the [General Disclosure Package][Prospectus] discloses have occurred or may occur.

F-1-1

b.	(i) to my knowledge, at the [Pricing Date][Closing Date], there was no change in the capital stock, increase in consolidated long-term debt or decrease in consolidated net current assets or stockholders’ equity of the Company as compared with the amounts shown in the September 30, 2015 unaudited condensed consolidated balance sheet of the Company incorporated by reference in the [General Disclosure Package][Prospectus], except that there was an increase in capital stock of 414 shares or (ii) for the period from October 1, 2015 to the [Pricing Date][Closing Date], there was no decrease, as compared with the corresponding period in the preceding year, in consolidated total net revenues or in the total or per share amounts of consolidated net income, except in all instances for changes, increases or decreases that the [General Disclosure Package][Prospectus] discloses have occurred or may occur.

7.	I or members of my staff who are responsible for the financial and accounting matters of the Company have carried out procedures designed to provide reasonable assurance as to the accuracy of the circled information from the [General Disclosure Package][Prospectus] contained in Exhibit A hereto.

8.	I have supervised the compilation of and reviewed the circled information contained in Exhibit A hereto and such information is, to the best of my knowledge and belief, true, correct and accurate in all material respects.

This Certificate is being furnished to Piper solely to assist it in conducting its investigation of the Company in connection with the Offering and may not be used, quoted or otherwise referred to for any other purpose without the prior written consent of the Company, except that reference may be made to it in the Underwriting Agreement and any list of closing documents pertaining to the Offering.

F-1-2

Exhibit F-2

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE OF TRIVASCULAR TECHNOLOGIES, INC. TO BE DELIVERED

PURSUANT TO SECTION 5(h)(ii)

This certificate (this “Certificate”) is delivered pursuant to Section 5(h)(ii) of the Underwriting Agreement (the “Underwriting Agreement”), dated as of October 27, 2015, between Endologix, Inc., a Delaware corporation (“Endologix”), and Piper Jaffray & Co. (“Piper”) in connection with the offer and sale (the “Offering”) of $110,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2020 of Endologix. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Underwriting Agreement.

I, Michael R. Kramer, the Chief Financial Officer of TriVascular Technologies, Inc. (the “Company”), hereby certify on behalf of the Company, in my capacity as Chief Financial Officer and not in my individual capacity, that:

1.	I have reviewed the section titled “Prospectus Supplement Summary—Recent Developments—TriVascular’s Third Quarter 2015 Revenues” in the Registration Statement, the General Disclosure Package and the Prospectus.

2.	I am familiar with the financial, accounting, operations and record systems of the Company and its subsidiaries.

3.	The section titled “Prospectus Supplement Summary—Recent Developments—TriVascular’s Third Quarter 2015 Revenues” in the Registration Statement, the General Disclosure Package and the Prospectus has been prepared in accordance with the Company’s applicable internal controls over financial reporting.

4.	As of __, 2015 [(the “Pricing Date”)][(the “Closing Date”)], there were no financial statements of the Company available as of any date or for any period subsequent to June 30, 2015.

5.	I have reviewed the financial data and accounting records of the Company for the period from June 30, 2015 to the [Pricing Date][Closing Date].

6.	I or members of my staff who are responsible for the financial and accounting matters of the Company have carried out procedures designed to provide reasonable assurance as to the accuracy of the circled information from the [General Disclosure Package][Prospectus] contained in Exhibit A hereto.

7.	I have supervised the compilation of and reviewed the circled information contained in Exhibit A hereto and such information is, to the best of my knowledge and belief, true, correct and accurate in all material respects.

This Certificate is being furnished to Piper solely to assist it in conducting its investigation of Endologix in connection with the Offering and may not be used, quoted or otherwise referred to for any other purpose without the prior written consent of the Company, except that reference may be made to it in the Underwriting Agreement and any list of closing documents pertaining to the Offering.

F-2-1